                                                                    EXHIBIT 99.4


                         TARRAGON REALTY INVESTORS, INC.

          OFFER TO EXCHANGE ONE SHARE OF 10% CUMULATIVE PREFERRED STOCK
                FOR EACH SHARE OF COMMON STOCK UP TO A MAXIMUM OF
                        2,000,000 SHARES OF COMMON STOCK


--------------------------------------------------------------------------------

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., LOCAL NEW YORK CITY TIME, ON [APRIL 20, 2000, OR 40 DAYS AFTER EFFECTIVE DATE] (THE "EXPIRATION TIME"), UNLESS THE EXCHANGE OFFER IS EXTENDED. TENDERS OF SHARES OF COMMON STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME.
--------------------------------------------------------------------------------

                                                      ____________________, 2000

TO OUR CLIENTS:

         Enclosed for your consideration is a Prospectus dated ________________, 2000 (as the same may be further amended or supplemented from time to time, the "Prospectus") and a related form of Letter of Transmittal and instructions thereto (the "Letter of Transmittal") from Tarragon Realty Investors, Inc., offering to exchange one share of its 10% Cumulative Preferred Stock, liquidation value $12.00 per share, for each share of Tarragon Common Stock you own, up to a maximum of 2,000,000 shares of Common Stock, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (the Prospectus and the Letter of Transmittal together collectively constitute the "Exchange Offer").

         WE ARE THE REGISTERED HOLDER OF SHARES OF TARRAGON COMMON STOCK HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH SHARES OF COMMON STOCK CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR WRITTEN INSTRUCTIONS. THE BLANK LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

         Accordingly, we request written instructions from you as to whether you wish us to tender any or all of the shares of Common Stock held by us for your account pursuant to the terms and conditions set forth in the Exchange Offer. We urge you to read the Exchange Offer carefully before instructing us to tender your shares of Common Stock.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to tender shares of Common Stock on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer is scheduled to expire at 5:00 p.m., local New York City time on [APRIL 20, 2000, OR 40 DAYS AFTER EFFECTIVE DATE], unless extended. Shares of Common Stock tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Time.

         The Prospectus contains important information you should consider carefully. Among other things, your attention is directed to the following:

         1. The Exchange Offer is only for a specified maximum number of shares of Common Stock.

         2. Holders who tender their shares of Common Stock in the Exchange Offer may be subject to proration if more than the specified maximum number of shares are tendered. However, holders of "Odd Lots" will not be subject to proration.

         3. Consummation of the Exchange Offer is subject to, among other things, satisfaction of the conditions set forth in the Prospectus under the heading "Conditions to the Exchange Offer."

         4. Any transfer taxes incident to the transfer of shares of Common Stock from the tendering holder to Tarragon will be paid by Tarragon, except as provided in the Prospectus and the instructions in the Letter of Transmittal.

         If you wish to have us tender any or all of the shares of Common Stock held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

                  INSTRUCTIONS REGARDING THE OFFER TO EXCHANGE
                   ONE SHARE OF 10% CUMULATIVE PREFERRED STOCK
                         FOR EACH SHARE OF COMMON STOCK
             UP TO A MAXIMUM OF 2,000,000 SHARES OF COMMON STOCK OF
                         TARRAGON REALTY INVESTORS, INC.



         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Tarragon Realty Investors, Inc.

         This will instruct you whether to tender the shares of Common Stock indicated below held by you for the account of the undersigned pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

Box 1    [ ]      Please tender all the shares of Common Stock held by you for my account.

Box 2    [ ]      Please tender only _________ shares of Common Stock held by you for my account.

Box 3    [ ]      Please do not tender any shares of Common Stock held by you for my account.


Date:                               , 2000.
      ------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                             Signature(s)

                                             -----------------------------------

                                             -----------------------------------
                                             Please print name(s) here

                                             -----------------------------------


Number of shares of Common Stock to be       -----------------------------------
Tendered: ___________*

                                             -----------------------------------
                                             Please type or print address

                                             -----------------------------------
                                             Area Code and Telephone Number

                                             -----------------------------------
                                             Taxpayer Identification or Social
                                             Security Number

                                             -----------------------------------
                                             My Account Number With You



* UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL SHARES OF COMMON STOCK OF SUCH BENEFICIAL OWNER(S).